Exhibit 10.2

[Letterhead of Bondholder]

June 26, 2003

Silicon Graphics, Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

Attention:  Jeff Zellmer

Ladies and Gentlemen:

Reference is made to the registration statement and  tender offer statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 21, 2003 by Silicon Graphics, Inc.  (the “Company”) relating to its proposed exchange offer (the “Exchange Offer”) for $230 million outstanding principal amount of its 5.25% Senior Convertible Notes due September 1, 2004 (the “Old Notes”). Pursuant to the Exchange Offer all holders of the Old Notes have been offered in exchange for each $1000 in principal amount of Old Notes, a choice between $1000 principal amount of the Company’s 11.75% Notes due July 1, 2009 (the “New Notes”) or $1000 principal amount of the Company’s 6.50% Convertible Notes due July 1, 2009 (the “New Convertible Notes”).  The registration statement and tender offer statement as amended to date are referred to herein as the “Exchange Offer Materials”.  The Exchange Offer Materials include a description of the New Notes and New Convertible Notes.

Holder represents that it or entities over which it or its affiliates exercise investment discretion and control is the sole beneficial owner of $________ in aggregate principal amount of the Old Notes and that it has full power to enter into this agreement and to dispose of such Old Notes.  Holder has reviewed the Exchange Offer Materials and has participated in discussions with the Company of the proposed amended terms of the Exchange Offer (the “Amended Exchange Offer”) set forth on the Term Sheet dated June 26, 2003 (the “Term Sheet”) accompanying this letter.  If sufficient Holders execute and return this letter prior to the current expiration date of the Exchange Offer, the Company expects to file with the SEC amendments to the Exchange Offer Materials (the “Amended Exchange Offer Materials”) to incorporate the Term Sheet’s provisions into the Exchange Offer.  Holder therefore agrees as follows:

1.             Promptly after the Company’s filing of the Amended Exchange Offer Materials, it will tender 100% of its Old Notes in exchange for New Notes or New Convertible Notes in accordance with the procedures and on the terms set forth in the Amended Exchange Offer Materials.  Prior to the Company’s filing of the Amended Exchange Offer Materials, the Holder will not purchase or sell the Old Notes; provided that this restriction shall expire on the earlier to occur of (a) July 2, 2003 and (b) the receipt of a notification from the Company that an insufficient number of Holders has signed this letter and that the Company will not amend the Exchange Offer.

2.             The Company shall be permitted to disclose Holder’s commitment to participate in the Amended .Exchange Offer in the Amended Exchange Offer Materials and other public communications relating to the Amended Exchange Offer.

3.             This agreement contains the entire understanding of the parties hereto with respect to the matters covered hereby and each such agreement may be amended only by an agreement in writing executed by each of the parties.

4.             This agreement shall be binding upon, inure to the benefit of and be enforceable by the parties’ respective successors and assigns.

5.             The parties agree that money damages would not be a sufficient remedy for any breach of this agreement and that specific performance and injunctive or other equitable relief shall be available as a non-exclusive remedy for any such breach.

6.             This agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflict of law provisions) of the State of Delaware.

If the foregoing correctly sets forth our agreement as to the matters set forth herein, please confirm our agreement by executing and returning a copy of this agreement to the undersigned.

Very truly yours,

By:
Name:
Title:
The foregoing terms are agreed to.

SILICON GRAPHICS, INC.

By:
Name:	Jeff Zellmer
Title:	Senior Vice President and
Chief Executive Officer